Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of United States Cellular Corporation of our report dated February 16, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in United States Cellular Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
July 16, 2024